UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 17, 2008, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), announced that the Utility’s Board of Directors had elected Barbara L. Barcon as Vice President, Finance and Chief Financial Officer of the Utility, effective March 24, 2008.  Ms. Barcon, who will serve as the Utility’s principal financial officer, will report to Christopher P. Johns, Senior Vice President, Chief Financial Officer, and Treasurer of PG&E Corporation and Senior Vice President and Treasurer of the Utility.  (Mr. Johns will continue to perform the duties of principal accounting officer for both PG&E Corporation and the Utility.)

    Ms. Barcon most recently served as Senior Vice President of The Gores Group – Glendon Partners Private Equity Firm.  From 2005 to 2007, Ms. Barcon served as Vice President, Financial Process Excellence of Northrop Grumman Corporation, and from 2003 to 2005, she served as Vice President, Planning and Analysis of Northrop Grumman.

    Ms. Barcon’s compensation includes a base salary of $300,000 and a one-time payment of $125,000 (subject to refund on a pro-rated basis if Ms. Barcon leaves the Utility before March 24, 2011).  Ms. Barcon also will be eligible to participate in the PG&E Corporation Short-Term Incentive Plan (STIP) with a target participation rate equal to 45% of her annual base salary, or $135,000.  Ms. Barcon’s STIP award for 2008 will be pro-rated based on her date of hire.  Maximum awards under the STIP equal two times the target amount.  Actual STIP awards are determined by the Compensation Committee of the PG&E Corporation Board of Directors based on the extent to which certain pre-established performance criteria are met.

    Ms. Barcon also will receive an award under the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP) with an estimated value of $350,000, together with a one-time supplemental LTIP award with an estimated value of $150,000.  The awards are expected to be made on the third business day following the announcement of PG&E Corporation’s financial results for the quarter ending March 31, 2008.  Each award will consist of equal amounts of restricted shares of PG&E Corporation common stock and performance shares.  The number of restricted shares and performance shares under the two LTIP awards will be determined by dividing $350,000 and $150,000 by the closing stock price of a share of PG&E Corporation common stock as reported on the New York Stock Exchange on the grant date.  The restrictions on 60% of the restricted shares will lapse automatically in equal installments on the first business days of March 2009, 2010, and 2011 at the rate of 20% per year.  If PG&E Corporation’s annual total shareholder return (TSR) is in the top quartile of its comparator group as measured for the three immediately preceding calendar years, the restrictions on the remaining 40% of the restricted shares will lapse on the first business day of March 2011.  If PG&E Corporation’s TSR is not in the top quartile for such period, then the restrictions on the remaining 40% of the restricted shares will lapse on the first business day of March 2013.  The performance shares will vest on the first business day of March 2011 and are settled in cash.  Upon vesting, the amount of cash received is based on the average closing price of PG&E Corporation common stock for the last 30 calendar days of the year preceding the vesting date and a payout percentage, ranging from 0% to 200%, as measured by PG&E Corporation’s TSR relative to its comparator group for the prior three calendar years.  Subject to rounding considerations, there will be no payout for TSR below the 25th percentile of the comparator group, TSR at the 25th percentile will result in a 25% payout of performance shares, TSR at the 75th percentile will result in a 100% payout, and TSR in the top rank will result in a 200% payout.

    Ms. Barcon will be entitled to participate in other benefits generally provided to Utility employees.  In addition, as an executive officer, Ms. Barcon will be entitled to receive benefits available to other Utility executive officers, including an annual perquisite allowance of $15,000, participation in the PG&E Corporation Supplemental Executive Retirement Plan (which provides retirement benefits in excess of the pension benefits that would otherwise be payable under the Utility’s defined benefit pension plan), and participation in the PG&E Corporation Supplemental Retirement Savings Plan (under which a participant may elect to defer compensation and under which PG&E Corporation makes matching contributions credited to the participant’s account to the extent such matching contributions could not be made under PG&E Corporation’s 401(k) savings plan due to legal limitations).  In addition to the standard executive relocation package, Ms. Barcon will be eligible for up to 12 months of corporate housing and reimbursement for the costs of commuting between her current residence and San Francisco.

    Ms. Barcon does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 13, 2008, the Boards of Directors of PG&E Corporation and the Utility amended the companies’ respective Bylaws to decrease the authorized number of directors, effective upon adjournment of the companies’ joint 2008 regular annual meeting of shareholders to be held on May 14, 2008, to reflect the retirement of Leslie S. Biller and David A. Coulter as directors of each company following the companies’ joint annual meeting.  As previously disclosed, Mr. Biller and Mr. Coulter will not stand for re-election as directors of PG&E Corporation and the Utility at the companies’ joint annual meeting.  Under PG&E Corporation’s Bylaws, the authorized number of directors may not be less than 7 or more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  Under the Utility’s Bylaws, the authorized number of directors may not be less than 9 or more than 17, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws.  Effective upon adjournment of the companies’ joint annual meeting on May 14, 2008, PG&E Corporation’s authorized number of directors will decrease from 10 to 8 and the Utility’s authorized number of directors will decrease from 11 to 9.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.1 and the text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.2.

Under PG&E Corporation’s and the Utility’s respective Corporate Governance Guidelines, at least 75% of each company’s Board is required to be composed of independent directors, generally defined as directors who (1) are neither current nor former officers or employees of, nor consultants to, PG&E Corporation, the Utility, or their consolidated subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation or the Utility serves as a member, and (3) otherwise meet the definition of “independence” set forth in the stock exchange rules applicable to PG&E Corporation and the Utility.  The composition of PG&E Corporation’s and the Utility’s Board of Directors currently meets the companies’ respective Corporate Governance Guidelines and will continue to do so after May 14, 2008.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective May 14, 2008
99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective May 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: March 17, 2008	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: March 17, 2008	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit No.               Description of Exhibit

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective May 14, 2008
99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective May 14, 2008